Asian Dragon Group Inc., Moves To Institutional Finance Focus With Appointment of New Key Director

Asian Dragon Group Inc.

VANCOUVER, CANADA – (BUSINESS WIRE) – March 22, 2007 – Asian Dragon Group Inc., (OTCBB: AADG) (Frankfurt: P2J1 WKN: A0KE7Z) is excited to announce the appointment of Mr. Daniel Hachey to the Board of Directors.

John Karlsson, President and CEO, stated on the appointment, “Asian Dragon has seen unprecedented growth in its expansion as an emerging dominant force in the China precious metals sector as we continue to focus on the growth of earnings and shareholder value.  The addition of Mr. Hachey to our Board comes with an eye on securing strong institutional support to further the development of Asian Dragon’s current group of projects and our acquisition of future key properties and operations.”

Mr. Hachey has a strong investment banking background with over twenty years of experience in the capital markets, largely in the area of public equity financings, Initial Public Offerings (IPOs) and private placements. Mr. Hachey has also been active in the area of mergers and acquisitions, fairness opinions and other advisory work. Currently, Mr. Hachey is President and CEO of Greenwich Global Capital Inc., a public capital pool company listed on the TSX-V. In addition, Mr. Hachey has held Board of Directors' positions with both public (NASDAQ, TSX and TSX-V) and private companies.

Mr. Hachey has held senior investment banking positions with a number of firms and has worked in Toronto, New York and Montreal. Dan also held the title of President & CEO of a public mining company listed on the TSX-V.

Notable financings that Mr. Hachey has been a factor in include Glamis Gold (recently purchased by Goldcorp), Canico Resource (recently purchased by CVRD), Research in Motion, JDS Fitel (now JDS Uniphase), Alliance Communications (now Alliance Atlantis), as well as many other companies in various industries including mining, oil & gas, forest products, manufacturing and technology.

Mr. Hachey graduated from McGill University with a MBA degree in Finance. Prior to that he was enrolled in a Master of Science program at Universite de Montreal after earning his Bachelor of Science degree from Concordia University.

About Asian Dragon

Asian Dragon was established to focus on China’s explosive precious metals reserves and markets and to become one of China’s largest foreign gold and precious metals producers through a series of joint ventures and mine and property acquisitions.

Key relationships in China are enabling Asian Dragon to capture business opportunities as the Chinese Government continues to privatize many of their industries, enabling local and foreign investment to fill the void left by the Government ministries. Asian Dragon takes advantage of an identified niche opportunity in the Gold Mining Industry of China, where the Chinese Government has withdrawn the military from Gold Mining and set up the Gold Bureau to continue Gold Mining on an international scale.

Long standing relationships with the Gold Bureau have provided Asian Dragon with the exclusive opportunity to commence due-diligence on several advanced Chinese Gold Mining Projects in one of the Country’s most well-known and prolific mineral production regions, the Xiaoqinling Region, where hundreds of small and dozens of medium to large mines are actively mining gold and various other precious metals and minerals. Earlier companies which acquired smaller advanced mining projects have since proven out positively and have succeeded in turning themselves into billion dollar market-cap opportunities.  Two recent examples are Hong Kong listed Lingbao Gold Co. and Toronto Stock Exchange listed Silvercorp Metal Inc. both of which have major projects in the Xiaoqinling Region.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to market acceptance of new technologies or products, delays in testing and evaluation of products, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:

Asian Dragon Group Inc.
Investor Relations:
Badshah Communications Group Ltd., 866-857-7522